Exhibit 99.1

     U.S. Physical Therapy to Present at Sidoti West Coast Emerging Growth
                          Institutional Investor Forum

     HOUSTON--(BUSINESS WIRE)--Sept. 26, 2005--U.S. Physical Therapy, Inc. (Nasdaq:USPH), a national operator of physical and occupational therapy outpatient clinics, will present on Thursday, September 29, 2005 at the Sidoti & Company LLC Fourth Annual West Coast Emerging Growth Institutional Investor Forum being held in San Francisco, CA at the Ritz-Carlton. Larry McAfee, Chief Financial Officer, will address the conference. A copy of the presentation may be accessed on the Company's website, www.usph.com.

     Forward-Looking Statements

     This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

     --   revenue and earnings expectations;

     -- general economic, business, and regulatory conditions including federal and state regulations;

     --   availability of qualified physical and occupational therapists;

     -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

     -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

     -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

     --   maintaining adequate internal controls;

     --   availability, terms, and use of capital;

     --   future acquisitions;

     --   weather and other seasonal factors.

     Most of these factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our other periodic reports filed with the Securities and Exchange Commission for more information on these factors. Except as required by law, management is under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

     About U.S. Physical Therapy, Inc.

     Founded in 1990, U.S. Physical Therapy, Inc. operates 279 outpatient physical and/or occupational therapy clinics in 36 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for three consecutive years in Forbes Magazine's Best 200 Small Companies List. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.


     CONTACT: U.S. Physical Therapy, Inc., Houston
              Larry McAfee or Chris Reading, 713-297-7000 or
              DRG&E
              Investors Relations:
              Jack Lascar, 713-529-6600